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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 13, 2006

                          CITIBANK, N.A.



                          By: /s/ Ali L. Karshan
                          --------------------------------------------
                              Name:   Ali L. Karshan
                              Title:  Assistant Secretary


                          CITICORP HOLDINGS INC.



                          By: /s/ Ali L. Karshan
                          --------------------------------------------
                              Name:   Ali L. Karshan
                              Title:  Assistant Secretary


                          CITIGROUP INC.



                          By: /s/ Ali L. Karshan
                          --------------------------------------------
                              Name:   Ali L. Karshan
                              Title:  Assistant Secretary